Exhibit 99.1
                                                                    ------------

                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800


                   UNICO AMERICAN CORPORATION REPORTS RESULTS
             FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2004

Woodland Hills, California, March 24, 2005 - Unico American Corporation (NASDAQ
- "UNAM") announced today that for its quarter ended December 31, 2004, revenues were $15,501,751 and the net income was $1,763,900 ($0.32 diluted income per share) compared with revenues of $14,193,026 and net income of $1,007,853 ($0.18 diluted income per share) for the quarter ended December 31, 2003. Revenues for the twelve months ended December 31, 2004, were $61,903,310 and the net income was $5,681,500 ($1.02 diluted income per share) compared with revenues of $51,130,439 and a net income of $1,068,650 ($0.19 diluted income per share) for the twelve months ended December 31, 2003.

Stockholders' equity was $42,425,325 at December 31, 2004, or $7.72 per common share including unrealized after-tax investment gains of $376,172 compared to stockholders' equity of $38,470,857 or $7.01 per common share including unrealized after-tax investment gains of $2,110,979 at December 31, 2003.

Unico American Corporation is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, health and life insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services


                                 (Table Follows)

                                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                                   (UNAUDITED)
                                       ($ in thousands, except per share)



                                               Three Months Ended                Twelve Months Ended
                                                   December 31                       December 31
                                                   -----------                       -----------
                                                2004          2003                2004          2003
                                                ----          ----                ----          ----
Revenues
--------
Insurance Company Revenues
   Premium earned                              $17,279       $15,506             $67,891       $53,754
   Premium ceded                                 4,586         4,809              17,784        16,648
                                                ------        ------              ------        ------
      Net premium earned                        12,693        10,697              50,107        37,106
   Investment income                             1,036         1,152               4,204         4,801
   Other income                                     31            28                 104            98
                                                ------        ------              ------        ------
      Total Insurance Company Revenues          13,760        11,877              54,415        42,005

Other Revenues from Insurance Operations
   Gross commissions and fees                    1,508         2,048               6,504         8,110
   Investment income                                10             9                  38            47
   Finance charges and fees earned                 219           255                 933           953
   Other income                                      4             4                  13            16
                                                ------        ------              ------        ------
      Total Revenues                            15,501        14,193              61,903        51,131
                                                ------        ------              ------        ------

Expenses
--------
Losses and loss adjustment expenses              8,122         8,334              34,451        31,720
Policy acquisition costs                         2,580         2,155              10,319         7,941
Salaries and employee benefits                   1,299         1,192               4,869         4,961
Commissions to agents/brokers                      206           301                 935         1,461
Other operating expenses                           655           269               2,657         2,898
                                                ------        ------             -------        ------
   Total Expenses                               12,862        12,251              53,231        48,981
                                                ------        ------              ------        ------

   Income Before Income Taxes                    2,639         1,942               8,672         2,150
Income Tax Provision                               875           934               2,991         1,081
                                                 -----         -----               -----         -----
   Net Income                                   $1,764        $1,008              $5,681        $1,069
                                                 =====         =====               =====         =====


PER SHARE DATA
Basic
  Earning Per Share                              $0.32         $0.18               $1.03         $0.19
  Weighted Average Shares (000)                  5,492         5,490               5,490         5,490
Diluted
  Earning Per Share                              $0.32         $0.18               $1.02         $0.19
  Weighted Average Shares (000)                  5,597         5,562               5,581         5,533

INSURANCE COMPANY STATUTORY
 OPERATING RATIOS
Losses and Loss Adjustment Expenses               63.7%         77.6%               68.5%         85.2%
Underwriting Expenses                             29.0%         29.1%               28.9%         29.2%
                                                  ----         -----                ----         -----
  Combined Ratio                                  92.7%        106.7%               97.4%        114.4%
                                                  ====         =====                ====         =====